CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 27, 2007, relating to the financial statements of North Shore Acquisition Corp. and to the reference to our Firm under the caption ‘‘Experts’’ in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
August 8, 2007